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                                                                      Exhibit 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated November 16, 1999, relating to the financial statements and financial highlights which appear in the September 30, 1999 Annual Report to Shareholders of the Intermediate Tax Free Fund and our report dated December 20, 1999, relating to the financial statements and financial highlights which appear in the October 31, 1999 Annual Report to Shareholders of the Morgan Grenfell Municipal Bond Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement and under the heading "Representations and Warranties" in the Agreement and Plan of Reorganization included in such Registration Statement.


PricewaterhouseCoopers LLP
Baltimore, Maryland
June 23, 2000